EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 11, 2003 relating to the consolidated financial statements and financial statement schedules of The First American Corporation, which appears in The First American Corporation's Annual Report on Form 10-K for the year ended December 31, 2002.




/s/ PricewaterhouseCoopers LLP
San Francisco, CA
January 5, 2004